EXECUTION COPY




               DENVER AND EPHRATA TELEPHONE AND TELEGRAPH COMPANY


                      FOURTH AMENDMENT, CONSENT AND WAIVER
                            Dated as of June 7, 1996
                                       to
                                 NOTE AGREEMENTS



                          Dated as of November 15, 1991


                                       Re:

                         $10,000,000 9.18% Senior Notes
                              Due November 15, 2021

                                TABLE OF CONTENTS

SECTION      HEADING                                                  PAGE
Parties.............................................................    1
Recitals............................................................    1
SECTION 1   AMENDMENT...............................................    2

SECTION 2   WAIVER AND CONSENT......................................    4

SECTION 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........    5

SECTION 4   CONDITIONS TO THE EFFECTIVENESS OF THIS FOURTH
            AMENDMENT...............................................    6

SECTION 5   PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND
            EXPENSES................................................    7


SECTION 6   MISCELLANEOUS...........................................    7

Signatures..........................................................    8

EXHIBIT A   --  Form of Guaranty Agreement
EXHIBIT B   --  Form of Compliance Certificate

             FOURTH AMENDMENT, CONSENT AND WAIVER TO NOTE AGREEMENTS

     THIS FOURTH AMENDMENT, CONSENT AND WAIVER dated as of June 7, 1996 (the or this "Fourth Amendment") to the separate and several Note Agreements, each dated as of November 15, 1991, is by and among DENVER AND EPHRATA TELEPHONE AND TELEGRAPH COMPANY, a Pennsylvania corporation (the "Company"), ALLSTATE LIFE INSURANCE COMPANY and ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK (each a "Noteholder" and collectively, the "Noteholders").

                                    RECITALS:

     A. The Company and each of the Noteholders have heretofore entered into separate and several Note Agreements, each dated as of November 15, 1991, as amended by that certain First Amendment to Note Agreement dated as of January 14, 1994, that certain Second Amendment to Note Agreement dated as of September 27, 1994 and that certain Third Amendment to Note Agreement dated as of September 1, 1995 (as amended, collectively, the "Original Note Agreements"). The Company has heretofore issued and has outstanding $10,000,000 in aggregate principal amount of its 9.18% Senior Notes due November 15, 2021 (the "Notes") pursuant to the Note Agreements. The Noteholders are the holders of 100% of the principal amount of the Notes outstanding.

     B. The Company and D&E Communications, Inc., a Pennsylvania corporation and Wholly-owned Subsidiary of the Company ("Holdings"), have heretofore entered into that certain Agreement and Plan of Exchange dated as of February 28, 1996 (the "Exchange Agreement") pursuant to which the Company intends to restructure the ownership of its capital stock by causing Holdings to become the holding company of the Company and thereby own all of the issued and outstanding capital stock of the Company (the "Restructuring").

     C. In connection with the Restructuring, the Company's Subsidiaries, Red Rose Communications, Inc., a Pennsylvania corporation ("Red Rose"), and D&E Marketing Corp., a Pennsylvania corporation ("Marketing Corp."), will become wholly-owned subsidiaries of Holdings.

     D. The Original Note Agreements prohibit the Company from effectuating the Restructuring without the consent of the holders of at least 66-2/3% of the principal amount of the Notes outstanding.

     E. In order to consummate the Restructuring, the Company has requested that the Noteholders enter into this Fourth Amendment.

     F. The Company and the Noteholders now desire to amend and/or waive certain provisions of the Original Note Agreements in the respects, but only in the respects, hereinafter set forth.

     G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Original Note Agreements unless herein defined or the context shall otherwise require.

     H. All requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in ss.4 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENT.

     Section 1.1. Section 1 of the Original Note Agreements shall be and is hereby amended by inserting the following Section 1.4 after Section 1.3:

         "Section 1.4. Guaranty of the Notes. The payment by the Company of all amounts due with respect to the Notes and performance by the Company of its obligations under this Agreement and the similar Agreements described in ss.1.3 are absolutely and unconditionally guaranteed by the Guarantor pursuant to the Guaranty Agreement."

     Section 1.2. Section 5.10 of the Original Note Agreements shall be and is hereby amended in its entirety to read as follows:

         "Section 5.10. Dividends, Stock Purchases, Restricted Investments.

         (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, or through any Subsidiary, declare or make or incur any liability to make any Distribution and neither the Company nor any of its Subsidiaries will make or authorize any Restricted Investment, unless, immediately after giving effect to the proposed Distribution or Restricted Investment, the aggregate amount of Distributions declared in the case of dividends or made in the case of other Distributions plus the aggregate amount of Restricted Investments then held by the Company and its Subsidiaries (valued immediately after such action as provided in the definition thereof) during the period from and after June 30, 1991 to and including the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date such investment is committed to in the case of a Restricted Investment would not exceed the sum of:

               (1) $5,000,000 plus

               (2) 75% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such period determined on a cumulative basis commencing on June 30, 1991, to and including the date of declaration, incurrence or payment, as the case may be.

         (b) Notwithstanding the limitations of paragraph (a) of this ss.5.10, the Company may redeem or acquire its common stock or warrants, rights or other options to purchase its common stock in an amount equal to the aggregate net proceeds received by the Company in cash from the sale after the date of this Agreement of shares of its common stock or other Securities converted into common stock of the Company, in any such case substantially concurrent with such redemption or acquisition.

         (c) Any corporation which becomes a Subsidiary after the date of this Agreement shall be deemed to have made, at the time it becomes a Subsidiary, all Restricted Investments of such corporation existing immediately after it becomes a Subsidiary.

         (d) The Company will not declare a Distribution on its capital stock which is payable more than 60 days after the date of declaration thereof.

         (e) The Company will not authorize or make a Distribution on its capital stock and neither the Company nor any Subsidiary will make any Restricted Investment if after giving effect to the proposed Distribution or Restricted Investment a Default or an Event of Default would exist."

     Section 1.3. Section 6.1(l) of the Original Note Agreements shall be and is hereby amended by deleting the period at the end thereof and replacing it with a semi-colon and the word "or".

     Section 1.4. Section 6.1 of the Original Note Agreements shall be and is hereby amended by inserting the following clause (m) after Section 6.1(l):

         "(m) Default shall occur in the payment or performance of any obligations of the Guarantor under the Guaranty Agreement or the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including without limitation, a determination by any governmental body or court that the Guaranty Agreement is invalid, void or unenforceable insofar as the Guarantor is concerned or the Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement."

     Section 1.5. Section 6.3 of the Original Note Agreements shall be and is hereby amended by inserting the phrase "or (m)" after the phrase "(a) through
(i), inclusive," in the sixth line of Section 6.3.

     Section 1.6. Section 6.4 of the Original Note Agreements shall be and is hereby amended by inserting the phrase "or (m)" after the phrase "(a) through
(i), inclusive," in the fourth line of Section 6.4.

     Section 1.7. Section 8.1 of the Original Note Agreements shall be and is hereby amended by adding thereto the following definitions in the appropriate alphabetical order:

         "'Guarantor' shall mean D&E Communications, Inc., a Pennsylvania corporation.

         'Guaranty Agreement' shall mean that certain Guaranty Agreement dated as of June 7, 1996 from the Guarantor to the Purchasers and each other from time to time holder of the Notes."

SECTION 2. WAIVER AND CONSENT.

     Section 2.1. Upon this Fourth Amendment becoming effective as herein contemplated, the Noteholders:

         (a) consent to the issuance by Holdings of up to 5,728,200 shares of its common stock and exchange of such common stock for all of the outstanding common stock of the Company pursuant to the Exchange Agreement (the "Exchange") at an exchange rate of three shares of Holdings common stock for each share of the Company's common stock outstanding and waive any Default or Event of Default pursuant to ss.5.11(b) of the Note Agreements arising solely as a result of such issuance of common stock by Holdings to a Person other than the Company or a Wholly-owned Subsidiary;

         (b) consent to the disposition by the Company of the capital stock of Holdings held by the Company by means of cancellation of such capital stock and waive any Default or Event of Default pursuant to (1) ss.5.11(c)(3) of the Note Agreements arising solely as a result of the Company's failure to receive cash consideration for such disposition and (2) ss.5.11(c)(4) of the Note Agreements solely as a result of Holdings continuing to have an investment in the Company after such disposition; and

         (c) upon completion of the Exchange, consent to the Distribution of all of the capital stock of Red Rose and Marketing Corp. to Holdings and agree that (1) the fair market value of such capital stock distributed to Holdings shall not be included in any determination of Distributions for purposes of ss.5.10(a) of the Note Agreements, (2) the book value of such capital stock distributed to Holdings shall not be included in any determination of (i) assets "sold, leased or otherwise disposed of" and
     (ii) Consolidated Total Assets for purposes of ss.5.11(d)(1) and (2) of the Note Agreements and (3) all income attributable to such capital stock distributed to Holdings shall not be included in any determination of Consolidated Net Income for purposes of ss.5.11(d)(3) and (4) of the Note Agreements.

     Section 2.2. The Company understands and agrees that the waivers contained in ss.2.1 pertain only to the Defaults or Events of Default therein described and to the extent so described and not to any other Defaults or Events of Default which may exist under, or any others matters arising in connection with, the Note Agreements or to any rights which the Noteholders have arising by virtue any such other actions or matters.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Section 3.1. To induce the Noteholders to execute and deliver this Fourth Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this Fourth Amendment) that:

         (a) the execution and delivery of this Fourth Amendment and compliance by the Company with all of the provisions of the Note Agreements --

               (1) are within the corporate powers of the Company;

               (2) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

               (3) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise) and this Fourth Amendment and the Note Agreements constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms;

         (b) as of the date hereof and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing;

         (c) no approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of this Fourth Amendment or compliance by the Company with any of the provisions of the Note Agreements other than the issuance of a securities certificate by The Pennsylvania Public Utility Commission; and

         (d) the failure by the Company to receive an issued securities certificate from The Pennsylvania Public Utilities Commission prior to the effectiveness of this Amendment will not and cannot result in the invalidation or avoidence of the obligations of the Company under the Original Note Agreements or the Notes.

SECTION 4. CONDITIONS TO THE EFFECTIVENESS OF THIS FOURTH AMENDMENT.

     Section 4.1. This Fourth Amendment shall become effective on the date (the "Effective Date") when each and every one of the following conditions shall have been satisfied:

         (a) executed counterparts of this Fourth Amendment, duly executed by the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Notes, shall have been delivered to the Noteholders;

         (b) Holdings shall have executed and delivered to each of the Noteholders the Guaranty Agreement, substantially in the form attached hereto as Exhibit A;

         (c) all approvals and consents of any regulatory body, Federal, state or local, other than the issuance of a securities certificate from The Pennsylvania Public Utilities Commission, shall have been obtained and evidence of such approvals and consents satisfactory to the Noteholders shall have been provided to the Noteholders;

         (d) the Noteholders shall have received from the Company a certificate dated the Effective Date, signed by the President or a Vice President of the Company, to the effect that (1) the representations and warranties of the Company set forth in ss.3 hereof are true and correct on and with respect to the Effective Date and (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Effective Date;

         (e) the Noteholders shall have received from Holdings a certificate dated the Effective Date, signed by the President or a Vice President of Holdings, to the effect that (1) the representations and warranties of Holdings set forth in ss.5 of the Guaranty Agreement are true and correct on and with respect to the Effective Date and (2) Holdings has performed all of its obligations under the Guaranty Agreement which are to be performed on or prior to the Effective Date;

         (f) the Noteholders shall have received from the Company a Compliance Certificate, substantially in the form attached hereto as Exhibit B, dated the Effective Date, and signed by the Chief Financial Officer of the Company;

         (g) the Noteholders shall have received from Buchanan Ingersoll, P.C., independent counsel for the Company and Holdings, their opinion dated the Effective Date, as to the matters set forth in ss.3.1(a) and 3.1(c) hereof and to such other matters as the Noteholders may reasonably request, which opinion shall be in scope, form and substance satisfactory to the Noteholders;

         (h) the Noteholders shall have received, in form and substance reasonably satisfactory to the Noteholders, such documents and evidence with respect to the Company as they may reasonably request in order to establish the existence and good standing of the Company and the authorization of the Company to enter into this Fourth Amendment; and

         (i) The Noteholders shall have received, in form and substance reasonably satisfactory to the Noteholders, such documents and evidence with respect to Holdings as they may reasonably request in order to establish the existence and good standing of Holdings and the authorization of Holdings to enter into the Guaranty Agreement.

SECTION 5. PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

     Section 5.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Fourth Amendment and the Guaranty Agreement.

SECTION 6. MISCELLANEOUS.

     Section 6.1. This Fourth Amendment shall be construed in connection with and as part of the Original Note Agreements, and all terms, conditions and covenants contained in the Original Note Agreements shall be and remain in full force and effect.

     Section 6.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Original Note Agreements without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

     Section 6.3. The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 6.4. This Fourth Amendment shall be governed by and construed in accordance with Pennsylvania law.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                   DENVER AND EPHRATA TELEPHONE AND TELEGRAPH
                                     COMPANY



                                   By     /s/ Thomas E. Morell
                                          -------------------------
                                   Its Chief Financial Officer and Treasurer

Accepted and agreed to:

                                   ALLSTATE LIFE INSURANCE COMPANY


                                   By     /s/ Patricia W. Wilson
                                          ---------------------------
                                   By     /s/ Steven M. Laude
                                          ---------------------------
                                   Its Authorized Signatories

                                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                                   By     /s/ Patricia W. Wilson
                                          ---------------------------
                                   By     /s/ Steven M. Laude
                                          ---------------------------
                                   Its Authorized Signatories

[Fourth Amendment, Consent and Waiver]

                           FORM OF GUARANTY AGREEMENT




                                    EXHIBIT A
           (to Fourth Amendment, Consent and Waiver to Note Agreement)

                         FORM OF COMPLIANCE CERTIFICATE



Allstate Life Insurance Company      Allstate Life Insurance Company of New York
Allstate Plaza West                  Allstate Plaza West
Northbrook, Illinois  60062-6287     Northbrook, Illinois  60062-6287

         Re:             $10,000,000 9.18% Senior Notes
                              Due November 15, 2021

Ladies and Gentlemen:

     This certificate is delivered to you in compliance with the requirements of ss.4.1(f) of that certain Fourth Amendment, Consent and Waiver dated as of June 7, 1996 (the "Fourth Amendment") to the separate and several Note Agreements, each dated as of November 15, 1991, as amended by that certain First Amendment to Note Agreement dated as of January 14, 1994, that certain Second Amendment to Note Agreement dated as of September 27, 1994 and that certain Third Amendment to Note Agreement dated as of September 1, 1995 (as amended, collectively, the "Original Note Agreements") by and among Denver and Ephrata Telephone and Telegraph Company, a Pennsylvania corporation (the "Company"), and each of you. The Original Note Agreements as amended by the Fourth Amendment are hereinafter collectively referred to as the "Note Agreements." The terms which are capitalized herein shall have the same meanings as set forth in the Note Agreements.

     The Company represents and warrants to each of you that on the date hereof and after giving effect to the Restructuring (as defined in the Fourth Amendment):

     The terms used in the following tests shall have the respective meanings set forth in and section references noted refer to the Note Agreements:


ss.5.6  1. (a) Consolidated Tangible Net Worth is                  $40,500,205
                                                                   -----------

           (b) 50% of Consolidated Net Income for
               each of the elapsed fiscal quarters
               on a cumulative basis ending after
               September 30, 1993 is                               $ 4,483,878
                                                                   -----------

           (c) $22,000,000 plus (b) is                             $26,483,878
                                                                   -----------



                                    EXHIBIT B

            (d) (a) minus (c) is (must not be less than $0)        $14,016,327
                                                                   -----------

ss.5.7.  2. (a) During the 12 month period immediately
                preceding the date hereof the Company
                and its Subsidiaries have been free of all
                Consolidated Current Debt for a period of
                60 consecutive days
                                                                      false
                                                                      -----
                If the above statement is true the amount for item (b) shall be deemed to be $0.

            (b) The average of the aggregate unpaid principal
                amount of Consolidated Current Debt outstanding
                on the last day of each month of the fiscal
                year most recently ended is
                                                                   $ 4,881,792
                                                                   -----------
            (c) Consolidated Funded Debt plus (b) is               $31,389,327
                                                                   -----------

            (d) Consolidated Tangible Net Worth is                 $40,500,205
                                                                   -----------

            (e) 55% of the sum of (c) plus (d) is                  $39,539,243
                                                                   -----------

            (f) (e) minus (c) is (must not be less than $0)        $ 8,149,916
                                                                   -----------

     Unless otherwise indicated, the figures used hereinabove are taken from the books of the Company as of March 31, 1996 and are true, correct and complete, and there have been no material changes in the financial condition of the Company between such date and the date hereof which would substantially affect any of the computations set forth above.

     IN WITNESS WHEREOF, the undersigned have set his/her signature this 7th day of June, 1996.

                                DENVER AND EPHRATA TELEPHONE AND TELEGRAPH
                                  COMPANY


                                By     /s/ Thomas E. Morell
                                       ---------------------------------
                                Its Chief Financial Officer